2.3 BYLAWS OF THE COMPANY AS AMENDED TO DATE


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                                    BYLAWS

                                      OF

                                  AWG, LTD.


                                  ARTICLE I
                              PRINCIPAL OFFICES


            The principal offices of the Corporation shall be located in the State of California at 4162 Big Ranch Road, Napa, CA 94558, or such other location as the Board of Directors shall, from time to time, designate.

                                  ARTICLE II
                                 SHAREHOLDERS

            Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 3rd Tuesday of the month of June or such other day and month in each year as shall be designated by the Board of Directors (unless that day is a legal holiday, and then on the next succeeding day that is not a legal holiday), beginning with the year 1997, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders.

            Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, Chairman of the Board, the Board of Directors, or by any director, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

            Section 3. Place of Meeting. The place of meeting for all annual meetings or for all special meetings shall be at the Corporation's registered office in the State of California, unless the Board of Directors designates another place, either within or without the State of California, or the United States of America.

            Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction

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of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

            Section 5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

            Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            Section 7. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject shall be the act of the shareholders, unless the vote of a greater number or voting by class is required by the Nevada Revised Statutes or the Articles of Incorporation.

            Section 8. Fixing Record Date for Meeting. The stock transfer books of the Corporation shall not be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders but, in lieu thereof, the date on which notice is given in accordance with Section 4 above shall be the record date for those purposes. Such date shall not be more than fifty (50) nor less then ten (10) days before the date of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made under this section, such determination shall apply to any adjournment thereof.

            Section 9. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
(10) days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number

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of shares held by each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

            Section 10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                 ARTICLE III
                              BOARD OF DIRECTORS

            Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors shall determine matters of corporate policy and perform such duties as are required of it, by law.

            Section 2. Consideration for Shares. Shares may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

            The consideration for the issuance of shares may be paid, in whole or in part, in money, promissory notes, or other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation.

            In the absence of fraud in the transaction, judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.

            Section 3. Number, Tenure, and Qualifications. The number of directors of the Corporation shall be three. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected. Directors need not be residents of the State of California, citizens of the United States, nor shareholders of the Corporation.

            Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as,

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the annual meeting of shareholders. The Board of Directors shall provide, by resolution, the time and place for the holding of regular meetings, either within or without the State of California, without other notice than such resolution.

            Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of California, as the place for the holding of any special meeting of the Board of Directors called by them.

            Section 6. Notice. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at his business address or by telegram. If mailed, notice shall be deemed to be delivered when placed in the United States mail or, if telegraphed, the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            Section 7. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            Section 8. Manner of Acting; Minutes. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Minutes of the proceedings of Board of Directors' meetings shall be prepared and shall be made available to shareholders.

            Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall serve until his successor is duly chosen and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless at such a meeting the shareholders delegate the filling of such vacancy to the Board of Directors.

            Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered

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in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            Section 11. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

                                  ARTICLE IV
                                   OFFICERS

            Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any person may hold two or more offices except that the President shall not also be the Secretary.

            Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

            Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            Section 5. President and Chief Executive Officer. The President and the Chief Executive Officer shall be the principal executive officers of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President and Chief Executive Office shall have power to assign work, hire and discharge employees, determine the compensation of employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts, borrow money in the ordinary course of business, and to do

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all acts necessary to the conduct of the business of the Corporation. They shall, when present, preside at all meetings of the shareholders and of the Board of Directors. They may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

            Section 6. Secretary. The Secretary shall:

                        (a) keep the minutes of the Shareholders' and of the
            Board of Directors' meetings in one or more books provided for that purpose;

                        (b) see that all notices are duly given in accordance
            with the provisions of these bylaws or as required by law;

                        (c) be custodian of the corporate records and of the
            seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

                        (d) keep a register of the post office address of
            each shareholder which shall be furnished to the Secretary by such shareholder;

                        (e) sign with the President certificates for shares
            of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                        (f) have general charge of the stock record books of
            the Corporation; and

                        (g) in general perform all duties incident to the
            office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

            Section 7. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or

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other depositories as shall be selected in accordance with the provisions of
Article V of these bylaws.

            Section 8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

            Section 9. Indemnification. Every officer and director shall be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation as a director, officer, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"). Such indemnification shall include advances of any expense incurred by such person in connection with an Action prior to final disposition of such Action, consistent with the provisions of any applicable statute. Persons who are not director or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent authorized at any time by the Board of Directors. As used herein, "Expense" shall include fees and expenses of counsel selected by such person, and "Liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                                  ARTICLE V
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

            Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

            Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust

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companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

            Section 1. Certification for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock record books of the Corporation. All certificates surrendered to the Corporation for transfer, shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

            Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock records books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                 ARTICLE VII
                                  ACCOUNTING

            Full and accurate books of account shall be kept in accordance with good accounting practices. Such books of account shall be available for inspection by any shareholder at all reasonable times. All corporate purchases shall be made on account and all accounts shall be paid by check. So far as possible, no cash outlays shall be be made.

            The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

                                 ARTICLE VIII
                                  DIVIDENDS

            The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and, upon the terms and conditions provided by law and its articles of incorporation.

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                                  ARTICLE IX
                                     SEAL

            The Board of Directors will not use a Corporate Seal with respect to all corporate documents and that the signatures and authorization of the Chief Executive Officer or President of the Corporation are sufficient.

                                  ARTICLE X
                               WAIVER OF NOTICE

            Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XI
                                  AMENDMENTS

            These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the shareholders at any meeting.


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            THESE BY-LAWS have been duly acknowledged on this 30th day of
August, 1996.



                                           ----------------------------------
                                           Darla Perkins

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